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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Exact Sciences Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐
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	(2)	Form, Schedule or Registration Statement No.:
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441 Charmany Drive
Madison, Wisconsin 53719
June 20, 2014

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Exact Sciences Corporation to be held at 10:00 a.m., local time, on Thursday, July 24, 2014, at the MG&E Innovation Center, 510 Charmany Drive, Room 50, Madison, Wisconsin 53719.

        We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2014 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Kevin T. Conroy President and Chief Executive Officer

EXACT SCIENCES CORPORATION
441 Charmany Drive
Madison, Wisconsin 53719
NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 24, 2014

To the Stockholders of Exact Sciences Corporation:

        NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Exact Sciences Corporation, a Delaware corporation, will be held on Thursday, July 24, 2014, at 10:00 a.m., local time, at the MG&E Innovation Center, 510 Charmany Drive, Room 50, Madison, Wisconsin 53719, for the following purposes:

  1.
  To elect the three nominees to the Board of Directors nominated by the Board of Directors to serve for a three year term as Class II directors.

  2.
  To hold an advisory vote on executive compensation.

  3.
  To approve an amendment to the 2010 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares.

  4.
  To approve an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares.

  5.
  To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2014.

  6.
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Only stockholders of record at the close of business on May 30, 2014, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (608) 284-5700.

By Order of the Board of Directors,

Kevin T. Conroy President and Chief Executive Officer

Madison, Wisconsin
June 20, 2014

PROXY STATEMENT

APPENDIX A	FIRST AMENDMENT TO THE EXACT SCIENCES CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN
APPENDIX B	CERTIFICATE OF AMENDMENT TO THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

i

441 Charmany Drive
Madison, Wisconsin 53719

PROXY STATEMENT

        The Board of Directors (the "Board") of Exact Sciences Corporation (the "Company," "Exact," "we," "us" or "our") is providing these materials to you in connection with Exact's annual meeting of stockholders. The annual meeting will take place on Thursday, July 24, 2014, at 10:00 a.m., local time, at the MG&E Innovation Center, 510 Charmany Drive, Room 50, Madison, Wisconsin 53719. This proxy statement and the accompanying notice and form of proxy are expected to be first sent to stockholders on or about June 20, 2014.

GENERAL INFORMATION

Why am I receiving these materials?

        You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission ("SEC") rules and is designed to assist you in voting your shares.

What is a proxy?

        Our Board of Directors is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder's specific voting instructions.

What is included in these materials?

        These materials include:

  •
  the Proxy Statement for the annual meeting;

  •
  a proxy card for the annual meeting; and

  •
  the 2013 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2013.

What items will be voted on at the annual meeting?

        There are five proposals scheduled to be voted on at the annual meeting:

  •
  the election of the nominees to the Board nominated by our Board of Directors as Class II directors to serve until the 2017 annual meeting of stockholders;

  •
  the advisory vote on the compensation paid to our executive officers;

  •
  the amendment to the 2010 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares;

  •
  the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock by 100,000,000 shares; and

  •
  the ratification of the Audit Committee's appointment of BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

        The Board of Directors is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the board's voting recommendations?

        Our Board of Directors recommends that you vote your shares:

  •
  FOR the nominees to the Board of Directors as Class II directors to serve until the 2017 annual meeting of stockholders;

  •
  FOR the approval of the advisory vote regarding the compensation paid to our executive officers;

  •
  FOR the approval of the amendment to the 2010 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares;

  •
  FOR the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock by 100,000,000 shares; and

  •
  FOR the ratification of the Audit Committee's appointment of BDO as our independent registered public accounting firm for 2014.

Who can attend the annual meeting?

        Admission to the annual meeting is limited to:

  •
  stockholders as of the close of business on May 30, 2014;

  •
  holders of valid proxies for the annual meeting; and

  •
  our invited guests.

        Each stockholder may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

        The Board of Directors set May 30, 2014 as the record date. All record holders of Exact common stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. As of the record date, there were 82,843,059 shares of common stock outstanding.

What is a stockholder of record?

        A stockholder of record or registered stockholder is a stockholder whose ownership of Exact stock is reflected directly on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in "street name" and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

        You may vote by any of the following methods:

  •
  In person.  Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

  •
  By mail.  Stockholders of record may vote by signing and returning the proxy card provided.

  •
  Beneficial owners of shares held in "street name."  You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

        You may change or revoke your vote as follows:

  •
  Stockholders of record.  You may change or revoke your vote by submitting a written notice of revocation to Exact Sciences Corporation c/o Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 or by submitting another vote on or before July 23, 2014.

  •
  Beneficial owners of shares held in "street name."  You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

        Stockholders of record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

        Beneficial owners of shares held in "street name."    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a "broker non-vote."

Which ballot measures are considered "routine" or "non-routine"?

        The election of directors ("Proposal 1"), the advisory vote on the compensation paid to our executive officers ("Proposal 2") and the approval of the amendment to the 2010 Employee Stock Purchase Plan ("Proposal 3") are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, and 3.

        The approval of the amendment to the Certificate of Incorporation ("Proposal 4") and the ratification of the appointment of BDO as our independent registered public accounting firm for 2014 ("Proposal 5") are considered to be routine matters under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposals 4 or 5.

What is the quorum for the annual meeting?

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

        The following are the voting requirements for each proposal:

  •
  Proposal 1, Election of Directors.  The nominees receiving the highest number of votes will be elected as Class II directors to serve until the 2017 annual meeting of stockholders.

  •
  Proposal 2, Advisory Vote on Executive Compensation.  The compensation paid to our executive officers will be considered approved if a majority of the votes of stockholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

  •
  Proposal 3, Amendment to the 2010 Employee Stock Purchase Plan.  The amendment to the 2010 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares will be approved if a majority of the votes of stockholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

  •
  Proposal 4, Amendment to the Certificate of Incorporation.  The amendment to the Certificate of Incorporation will be approved if holders of a majority of the issued and outstanding shares of common stock as of the record date vote in favor of the proposal.

  •
  Proposal 5, Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of the Audit Committee's appointment of BDO as our independent registered public accounting firm for 2014 will be approved if a majority of stockholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

How are abstentions and broker non-votes treated?

        Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposals regarding the election of directors, the advisory vote on the compensation of our executive officers and the amendment to the 2010 Employee Stock Purchase Plan. We expect no broker non-votes on the amendment to the Certificate of Incorporation or the appointment of BDO as our independent registered public accounting firm for 2014. Abstentions will have the same effect as "no" votes on the proposal approving the amendment to the Certificate of Incorporation. Abstentions will have no effect on the proposal ratifying the appointment of BDO as our independent registered public accounting firm for 2014.

Who pays for solicitation of proxies?

        We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

        We will announce preliminary or final voting results at the annual meeting and publish final results in a Form 8-K filed with the SEC within four business days following the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2015 annual meeting of stockholders?

        Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials.    Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2015 annual meeting of stockholders must be received no later than February 13, 2015. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719.

        Requirements for Stockholder Proposals to Be Brought Before the 2015 Annual Meeting of Stockholders.    Notice of any director nomination or other proposal that you intend to present at the 2015 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2015 annual meeting of stockholders, must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 not earlier than the close of business on March 26, 2015 and not later than the close of business on April 25, 2015. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2015 annual meeting of stockholders.

 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 30, 2014 by:

  •
  each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each executive officer included in the Summary Compensation Table below;

  •
  each of our directors;

  •
  each person nominated to become director; and

  •
  all executive officers, directors and nominees as a group.

        Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 441 Charmany Drive, Madison, Wisconsin 53719. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

        Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to options which may be exercised within 60 days after April 30, 2014 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 30, 2014 is based upon 82,775,215 shares outstanding on that date.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Issued Shares		Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percentage of Common Stock Outstanding
Directors, Nominees and Executive Officers

Maneesh K. Arora	79,328	(2)	1,286,125	1,365,453	1.6%

Thomas D. Carey	—		5,207	5,207	*

Kevin T. Conroy	150,284	(3)	2,590,250	2,740,534	3.2%

Sally W. Crawford	203,866		78,047	281,913	*

James E. Doyle	—		—	—	*

Daniel J. Levangie	29,139		47,215	76,354	*

Graham P. Lidgard	115,260	(4)	636,125	751,385	*

William J. Megan	6,245	(5)	—	6,245	*

Katherine S. Napier	63,919		28,047	91,966	*

Lionel N. Sterling	87,556		47,215	134,771	*

Laura S. Stoltenberg	51,495		4,064	55,559	*

David A. Thompson	70,717		47,215	117,932	*

All directors and executive officers as a group (10 persons)	806,314		4,765,444	5,571,758	6.4%

Stockholders

BlackRock, Inc.(6)	4,205,239		—	4,205,239	5.1%

OrbiMed Advisors LLC(7) OrbiMed Capital LLC Samuel D. Isaly	4,989,300		—	4,989,300	6.0%

The Vanguard Group(8)	4,227,782		—	4,227,782	5.1%

*
Less than one percent.

(1)
Represents shares of our common stock issuable pursuant to option and restricted stock unit awards.

(2)
Includes 10,144 shares held through our 401(k) plan.

(3)
Includes 18,385 shares held through our 401(k) plan.

(4)
Includes 11,396 shares held through our 401(k) plan.

(5)
Includes 3,722 shares held through our 401(k) plan.

(6)
BlackRock, Inc., a Delaware corporation ("BlackRock"), beneficially owns these shares through its subsidiaries, BlackRock Investment Management, LLC, BlackRock Investment Management

  (UK) Ltd, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited and BlackRock Advisors, LLC, and has the sole power to vote or to direct the vote of 4,040,246 shares and has the sole power to dispose or to direct the disposition of 4,205,239 shares. The principal address of BlackRock is 40 East 52nd Street, New York, New York 10022. This information has been obtained from Amendment No. 2 to Schedule 13G filed by BlackRock with the SEC on January 29, 2014.

(7)
Consists of 2,035,300 shares beneficially owned by OrbiMed Advisors LLC, a Delaware limited liability company, over which it has shared voting and dispositive powers, 2,954,000 shares beneficially owned by OrbiMed Capital LLC, a Delaware limited liability company, over which it has shared voting and dispositive powers and 4,989,300 shares beneficially owned by Samuel D. Isaly, an individual, over which he has shared voting and dispositive powers. The principal business address for the above named entities and individual is 601 Lexington Avenue, 54th Floor, New York, New York 10022. The information has been obtained from Amendment No. 3 to Schedule 13G filed by the above named entities and individual on February 13, 2014.

(8)
Consists of 4,227,782 shares beneficially owned by The Vanguard Group, Inc. a Pennsylvania corporation ("Vanguard"). Vanguard has the sole power to vote or to direct the vote of 100,767 shares, the sole power to dispose or to direct the disposition of 4,134,615 shares and shared power to dispose or to direct the disposition of 93,167 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 93,167 shares, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 7,600 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information has been obtained from Amendment No. 1 to Schedule 13G filed by Vanguard with the SEC on February 12, 2014.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of seven members and is divided into three classes serving terms of three years. Stockholders elect one class of directors at each annual meeting. The class up for election at the 2014 Annual Meeting is Class II. As a result of James P. Connelly's resignation as a Class II director in March 2014 there is currently a vacancy in this class. Effective as of the date of the 2014 Annual Meeting, the size of the Board of Directors will be increased to nine directorships. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board of Directors has nominated and recommended Lionel N. Sterling for re-election to the Board of Directors as a Class II director and Maneesh K. Arora and James E. Doyle for election to the Board of Directors as Class II directors.

        Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominee named below. The Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE NOMINEES LISTED BELOW

        The following table sets forth the nominees to be elected at the 2014 Annual Meeting and continuing directors and, for each such continuing director, the year such director was first elected as a director, the positions currently held by each director with us, the year each director's current term will expire and the current class of each director.

Nominee's or Director's Name and Year First Became Director	Position with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class II Directors:
Lionel N. Sterling	Director	2017	II
2010
Maneesh K. Arora	Senior Vice President and Chief Operating Officer
James E. Doyle
Continuing Directors:
Thomas D. Carey	Director	2015	III
2013
Sally W. Crawford	Director	2015	III
1999
Daniel J. Levangie	Director	2015	III
2010
Kevin T. Conroy	President, Chief Executive	2016	I
2009	Officer and Chairman of
	the Board
Katherine S. Napier	Director	2016	I
2009
David A. Thompson	Director	2016	I
2010

 INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

        Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

        Maneesh K. Arora, age 45, has served as our Chief Operating Officer since February 2012 and as a Senior Vice President since April 2009 when he joined Exact. Mr. Arora also served as our Chief Financial Officer from April 2009 to August 2013. Prior to joining Exact, Mr. Arora worked for Third Wave Technologies, Inc., a molecular diagnostics company, from 2003 until the acquisition of Third Wave by Hologic, Inc. in July 2008. During his time at Third Wave, Mr. Arora was responsible for business strategy and commercial operations before being promoted to chief financial officer in January, 2006. He began his career at Kraft Foods as a financial analyst and held several positions of increasing responsibility during his nine years there. Mr. Arora earned a bachelor's degree in economics from the University of Chicago and an MBA from the Kellogg Graduate School of Management at Northwestern University.

        Mr. Arora brings extensive financial and executive experience to the Board. His prior service as our Chief Financial Officer and deep knowledge of the Company and broader molecular diagnostics industry will provide a valuable addition to the Board of Directors.

        Thomas D. Carey, age 52, has served as a director since April 2013. Mr. Carey has been a member at Spencer Stuart, a global executive search firm, since 2010, where he is responsible for leading the firm's global efforts in providing board services to companies within all segments of the healthcare market. Prior to Spencer Stuart, Mr. Carey was with Russell Reynolds Associates from 2001 to 2010 where he served as a Partner and Co-Head of the firm's Global Life Sciences Practice for the three years preceding his move to Spencer Stuart. Prior to entering the search industry, Mr. Carey served as an investment banker and then chief financial officer of both private and public healthcare and information technology companies. Mr. Carey earned a bachelor's degree from the College of the Holy Cross and an MM degree in management policy from the Kellogg Graduate School of Management at Northwestern University.

        Mr. Carey brings to the Board more than 20 years of broad life sciences industry expertise. His background in finance and the executive search industry also provides the Board of Directors a valuable perspective with respect to financial strategy, key executive hires and other personnel-related matters.

        Kevin T. Conroy, age 48, has served as our President and Chief Executive Officer since April 2009, as a director since March 2009 and as Chairman of the Board since March 2014. Mr. Conroy served as president and chief executive officer of Third Wave Technologies, Inc., a molecular diagnostics company, from December 2005 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in July 2004 and served as general counsel until December 2005. Prior to joining Third Wave, Mr. Conroy served as intellectual property counsel at GE Healthcare, a medical imaging and diagnostics company and a division of General Electric Company. Before joining GE Healthcare, Mr. Conroy was chief operating officer of two early-stage venture-backed technology companies. Prior to those positions, he was an intellectual property litigator at two Chicago law firms, McDermott Will & Emery, and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. He earned a bachelor's degree in electrical engineering at Michigan State University and a law degree from the University of Michigan.

        Mr. Conroy brings extensive business, legal and executive leadership experience to the Board. With his significant knowledge of, and breadth of experience in, the healthcare industry in general and the molecular diagnostics industry and our Company in particular, he provides the Board with a vital understanding of our business and industry.

        Sally W. Crawford, age 60, has served as a director since August 1999 and served as our Chairperson from January 2006 to April 2008. Ms. Crawford has been an independent healthcare consultant since 1997, serving multiple healthcare clients, including Bayer Diabetes Care, a pharmaceutical and medical products division of Bayer Healthcare, from 2005 to 2008. Prior to that, she served as the director of marketing for Matthew Thornton Health Plan, New Hampshire's first health maintenance organization, the marketing director for Beacon Health, a health maintenance organization, and chief operating officer for Healthsource, Inc., a managed care organization which she co-founded. Ms. Crawford also served as the chief executive officer of several subsidiaries of Healthsource, including Healthsource New Hampshire, Healthsource for Seniors, Jobcare and Healthsource Administrators. Ms. Crawford is currently a director of Zalicus Inc., a biopharmaceutical company (Nasdaq: ZLCS), Hologic, Inc., a diagnostic, imaging systems and surgical products company (Nasdaq: HOLX), Universal American Corp., a Medicare managed care company (NYSE: UAM), Insulet Corporation, a medical device company (Nasdaq: PODD) and Prolacta Bioscience, a life sciences company. She previously served as a director of Chittenden Corporation, a bank holding company, Cytyc Corporation, a medical equipment and device company, and Harborside Healthcare Corporation, an owner and operator of long-term care facilities. Ms. Crawford earned a bachelor's degree in English from Smith College and an MS in communications from Boston University.

        Ms. Crawford brings to the Board of Directors executive leadership skills and marketing expertise acquired as an executive in the healthcare industry. In addition, her longstanding quality service as a member of our Board, as well as her significant experience in the healthcare industry and serving on the boards of directors of other companies, gives her a deep understanding of the healthcare industry and of the role of the board of directors.

        James E. Doyle, age 68, is currently Of Counsel at Foley & Lardner LLP, an international law firm, as well as partner of Doyle & Boyce Strategies, a consultant to several national foundations. Prior to his current positions, Gov. Doyle served two terms as the 44th governor of the state of Wisconsin from 2003 to 2011. Prior to his gubernatorial service, Gov. Doyle served three terms as the attorney general of the state of Wisconsin from January 1991 to January 2003. In connection with his service as attorney general, Gov. Doyle served as president of the National Association of Attorneys General from 1997 to 1998. Gov. Doyle also previously served as the District Attorney of Dane County, Wisconsin and worked in private practice. His extensive public service also includes stints in the Peace Corps as a teacher in Tunisia and as an attorney in a federal legal services office on the Navajo Indian Reservation. Gov. Doyle earned a bachelor's degree from the University of Wisconsin—Madison and a law degree from Harvard Law School.

        Gov. Doyle brings to the Board of Directors proven leadership and managerial capabilities acquired through his extensive public and private sector experience. He also provides the Board with deep knowledge of governmental and legal affairs.

        Daniel J. Levangie, age 63, has served as a director since July 2010. He is currently co-founder and manager of ATON Partners, a private investment and management consulting firm. Prior to co-founding ATON Partners, Mr. Levangie was chief executive officer of Dune Medical Devices, Inc., a privately held medical device company, since October 2011 and a co-founder and managing partner of Constitution Medical Investors, Inc., a private investment and product development firm acquired by Roche Diagnostics Corporation in July 2013. Prior to the above, Mr. Levangie held a variety of executive management positions with Cytyc Corporation, until the acquisition of Cytyc by Hologic, Inc. in October 2007. These positions include executive vice president and chief operating officer, chief executive officer and president of Cytyc Health Corporation, executive vice president and chief commercial officer and president, Cytyc Surgical Products Division. Prior to joining Cytyc Corporation in 1992, Mr. Levangie held a number of sales, marketing and management positions with Abbott Laboratories, a diversified healthcare company. Mr. Levangie is currently a director of Insulet Corporation, a medical device company (Nasdaq: PODD), and Liposcience, Inc., a diagnostics company (Nasdaq: LIPO). He previously served as a director of ev3, Inc., a medical device company, and Hologic, Inc., a diagnostic, imaging systems and surgical products company (Nasdaq: HOLX). Mr. Levangie is a member of the Advisory Board of the Barnett Institute of Northeastern University and is a trustee of Excel Charter School. Mr. Levangie earned a bachelor's degree in pharmacy from Northeastern University.

        Mr. Levangie brings a wealth of executive, managerial and leadership experience in the healthcare industry to our Board. He has significant board of director experience from his service on the boards of directors of numerous medical device and biotechnology companies.

        Katherine S. Napier, age 59, has served as a director since April 2009. She has served as chief executive officer of Arbonne International, a skin care and cosmetics company, since August 2009. From July 2002 to March 2006, she served as senior vice president of marketing at McDonald's Corporation, a leading global foodservice retailer. Before joining McDonald's, Ms. Napier held a variety of positions with Procter & Gamble, a manufacturer and distributor of a broad range of consumer products, where during a 23-year career she rose from assistant brand manager to vice president and general manager of the company's North American pharmaceutical business and the corporate women's health platform. Ms. Napier currently serves on the Board of Trustees of Xavier University. She previously served as a director of Hill-Rom Holdings, Inc., a worldwide manufacturer and provider of medical technologies and related services (NYSE: HRC), Mentor Corporation, a medical device company, Alberto-Culver Company, a personal care products company, and Third Wave Technologies, Inc., a molecular diagnostics company. Ms. Napier earned a bachelor's degree in economics and studio fine arts from Georgetown University and an MBA in marketing and finance from Xavier University.

        Ms. Napier's extensive executive, managerial and leadership experience, including many years in the pharmaceutical industry, positions her well to serve as a member of our Board. Her business acumen and experience on the boards of directors of numerous companies make her a valuable addition to the Board.

        Lionel N. Sterling, age 76, has served as a director since July 2010. Since 1987, he has served as president of Equity Resources, Inc., a private investment firm. He previously co-founded and served as managing partner of the private investment firm Whitehead/Sterling. He also has served as chairman of the board of directors of Rayovac Corporation, executive vice president and director of United Brands Company, and sector executive and chief financial officer of American Can Company. He also held various investment and operating positions at ITT Corporation and Donaldson, Lufkin & Jenrette Inc. Mr. Sterling currently serves as a director of GlucoTec, Inc., a medical software firm focusing on in-hospital Insulin control. He previously served as a director of i-STAT Corporation, a medical diagnostics company, Third Wave Technologies, Inc., a molecular diagnostics company, and Molecular Insight Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company. Mr. Sterling earned a bachelor's degree from Brooklyn College and an MBA from New York University.

        Mr. Sterling brings financial and investment expertise to our Board acquired through his finance education and his experience as a chief financial officer and as an operating executive. He also possesses valuable directorship experience from having served on the boards of directors of numerous companies, including a clinical-stage biopharmaceutical company and a molecular diagnostics company.

        David A. Thompson, age 72, has served as a director since July 2010 and as lead independent director since March 2014. He was the chairman and lead independent director of Third Wave Technologies, Inc., a molecular diagnostics company, from 2005 until its acquisition by Hologic, Inc. in July 2008. Prior to that, he retired in 1995 from Abbott Laboratories, a diversified healthcare company, where he worked for more than 30 years. He held several corporate officer positions within Abbott, including senior vice president and president diagnostic division, vice president human resources, vice president corporate materials management and vice president operations. Mr. Thompson previously served as the lead director of St. Jude Medical, Inc., a medical technology and services company (NYSE: STJ), and as a director of each of Hycor Biomedical, Inc., a medical diagnostic products company, LifeCell Corporation, a biological products company, NABI, a biopharmaceutical company, and TriPath Imaging, Inc., an automated imaging company. Mr. Thompson earned a bachelor's degree from South Dakota State University.

        Mr. Thompson brings to the Board extensive executive and leadership experience in the healthcare industry in general and the molecular diagnostics industry in particular. His prior service as lead independent director for other companies provides a valuable perspective to our Board.

INFORMATION CONCERNING EXECUTIVE OFFICERS

        Set forth below is background information relating to our executive officers:

Name	Age	Position
Kevin T. Conroy	48	President, Chief Executive Officer and Chairman of the Board of Directors
Maneesh K. Arora	45	Senior Vice President and Chief Operating Officer
Graham P. Lidgard, Ph.D.	65	Senior Vice President and Chief Science Officer
William J. Megan	57	Senior Vice President, Finance and Principal Financial Officer

        Kevin T. Conroy is discussed above under Information Concerning Directors and Nominees for Director.

        Maneesh K. Arora is discussed above under Information Concerning Directors and Nominees for Director.

        Graham P. Lidgard, Ph.D.    has served as our Senior Vice President and Chief Science Officer since August 2009. He joined us from Nanogen Inc., a medical diagnostics products company, where he was senior vice president of research and development from 2003 to 2009. Prior to joining Nanogen,

Dr. Lidgard led the research and development organization at Gen-Probe Inc., a molecular diagnostics company, which developed that company's Procleix blood screening products and Aptima sexually transmitted disease products, as well as the system development group at Gen-Probe that developed its fully automated Tigris system. Prior to joining Gen-Probe in 1995, Dr. Lidgard was co-founder and vice president of product development of Matritech Inc., a developer of diagnostic products for the early detection of bladder cancer. Before he co-founded Matritech, Dr. Lidgard held senior positions at Ciba Corning Diagnostics Corp.'s worldwide diagnostics group. While at Ciba Corning, he was involved in the development of more than 70 510(k)-cleared products. He led the program for the development of the magnetic particle chemiluminescent technology that became the ACS:180 and Centaur systems. Dr. Lidgard earned a bachelor's degree and a doctorate in biological chemistry from the University of Manchester in England.

        William J. Megan has served as our Senior Vice President, Finance and Principal Financial Officer since August 2013. He joined us from Telephone & Data Systems, Inc. ("TDS"), where he was President of an IT infrastructure outsourcing subsidiary from 2009 to 2012. From 2001 until 2011, Mr. Megan worked for a telecom subsidiary of TDS, where he was first Controller and, in 2005, named Chief Financial Officer. In this role, Mr. Megan was responsible for the financial functions, as well as business strategy, business development, investor relations, legal affairs and risk management. Prior to TDS, Mr. Megan was a Director in the management consulting practice of PricewaterhouseCoopers, LLP, delivering financial and strategic solutions for enterprise and middle market clients across diverse industry segments. Mr. Megan earned a bachelor's degree in economics from the University of Wisconsin—Madison and an MBA from Cornell University. Mr. Megan is a CFA charterholder.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

  Board Independence

        The Board of Directors has determined that each of Thomas D. Carey, Sally W. Crawford, Daniel J. Levangie, Katherine S. Napier, Lionel N. Sterling and David A. Thompson is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. ("NASDAQ"). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

  Executive Sessions of Independent Directors

        Executive sessions of our independent directors are generally scheduled following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any non-independent directors and are led by the lead independent director, David Thompson, who is independent.

  Board Leadership Structure

        Mr. Conroy serves as both the Chairman of the Board and the Chief Executive Officer of the Company. The Board does not have a general policy regarding the separation of the roles of Chairman and Chief Executive Officer. Our bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. Our Corporate Governance and Nominating Committee Charter provides that at any time that the Company does not have an independent Chairman of the Board, the chairperson of the Corporate Governance and Nominating Committee shall also serve as our lead independent director. As such, David Thompson serves as our lead independent director

        The Board has determined that it is appropriate for Mr. Conroy to serve as both Chairman and Chief Executive Officer because combining the roles of Chairman and Chief Executive Officer (1) enhances the alignment between the Board and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the Board needs to address.

  Policy Governing Security Holder Communications with the Board of Directors

        As set forth in our Corporate Governance Guidelines, a copy of which is available at www.exactsciences.com, security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, as a representative of the entire Board of Directors, the Lead Independent Director, as a representative of the the independent directors of the Board, or to the individual director or directors, in each case, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

  Policies Regarding Director Nominations

        The Board of Directors has adopted a policy concerning director nominations, a copy of which is available at www.exactsciences.com. Set forth below is a summary of certain provisions of this policy.

  Director Qualifications

        The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the current composition and needs of the Board of Directors.

        Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board of Directors. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

  Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting nominees for election to the Board of Directors by the stockholders. The Board of Directors delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board of Directors' approval as director nominees for election to the Board of Directors. The

Corporate Governance and Nominating Committee also recommends candidates for the Board of Directors' appointments to the standing committees of the Board of Directors.

  Procedures for Recommendation of Director Nominees by Stockholders

        The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

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  the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner, if any;

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  the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner including all "synthetic equity instruments" (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

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  a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

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  the name of the individual recommended for consideration as a director nominee;

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  why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

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  how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

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  the recommended candidate's beneficial ownership in our securities;

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  any relationships between the recommended candidate and us which may constitute a conflict of interest; and

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  all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

        Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

  Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings. All of our board members attended the 2013 annual meeting of stockholders.

  Code of Business Conduct and Ethics

        We have in place a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

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  compliance with applicable governmental laws, rules and regulations;

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  the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics;

  •
  accountability for adherence to the Code of Ethics; and

  •
  anonymous reporting of violations of the Code of Ethics via reporting mechanisms approved by our Audit Committee.

        A current copy of the Code of Ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  Board of Directors

        Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is eight, with one position currently vacant as a result of the resignation of James P. Connelly in March 2014.

        Our Board of Directors met seven times during the year ended December 31, 2013. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he or she served during 2013. The Board of Directors has standing Compensation, Audit, Corporate Governance and Nominating, and Innovation and Technology Committees. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

        The following table sets forth the current members of each standing committee of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating	Innovation and Technology
Thomas D. Carey	x	x
Sally W. Crawford	x	Chair
Daniel J. Levangie			x	x
Katherine S. Napier		x		Chair
Lionel N. Sterling	Chair
David A. Thompson			Chair

  Committees

        Audit Committee.    Our Audit Committee consists of Mr. Carey, Ms. Crawford and Mr. Sterling. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. Sterling as Chairperson of the Audit Committee and has determined that he qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company's financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company's disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met five times during 2013.

        Compensation Committee.    Our Compensation Committee presently consists of Mr. Carey, Ms. Crawford and Ms. Napier, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board of Directors has also determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ's director independence standards. Ms. Crawford serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company's procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, (3) administers and implements the Company's incentive compensation plans and equity-based plans, (4) reviews and recommends the Compensation Discussion and Analysis for inclusion in our proxy statement for our annual meeting of stockholders and (5) provides the compensation committee report for inclusion in our proxy statement for our annual meeting of stockholders. The Compensation Committee met five times during 2013.

        Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee consists of Mr. Levangie and Mr. Thompson. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Thompson serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee met three times during 2013.

        Innovation and Technology Committee.    Our Innovation and Technology Committee consists of Mr. Levangie and Ms. Napier. Ms. Napier serves as Chairperson of the Innovation and Technology Committee. The Innovation and Technology Committee (1) assists the Board of Directors in providing counsel to the Company's senior management on the strategic management of basic technology, innovation, medical affairs and regulatory issues, including the portfolio of development projects, management and tracking systems for critical projects, technology development and technical personnel development, (2) assists the Board of Directors and the Company in implementing appropriate advisory interactions, (3) reports and makes recommendations to the Board of Directors regarding the Company's approach to technical and commercial innovation, including the alignment between strategic commercial objectives and the Company's technology and product development plans, and the identification, evaluation and oversight of appropriate technology investments and (4) reports and makes recommendations to the Board of Directors regarding the Company's approach in assuring the Company's existing and new product technologies are commercialized according to the proper safety, health and regulatory compliance principles. The Innovation and Technology Committee met three times during 2013.

  Compensation Committee Interlocks and Insider Participation

        Thomas D. Carey, Sally W. Crawford, Katherine S. Napier and David A. Thompson served on the Compensation Committee in 2013. None of the directors who served on the Compensation Committee in 2013 served as one of our employees in 2013 or has ever served as one of our officers. During 2013, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.

  Role of the Board of Directors in Risk Oversight

        The Board of Directors administers its risk oversight function directly and through the Audit Committee, the Compensation Committee and the Innovation and Technology Committee. The Audit Committee regularly discusses with management the Company's major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks and reviews with management annually a summary of risk management activities including an insurance review and management's precautionary plans for disaster protection. Additionally, the Audit Committee assists the Board in its oversight of the Company's compliance with legal and regulatory matters. The Compensation Committee, together with management, has reviewed the Company's compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Innovation and Technology Committee regularly consults with the Board of Directors concerning the risks related to the management and commercialization of the Company's product technologies.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of Thomas D. Carey, Sally W. Crawford and Lionel N. Sterling. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company's audited consolidated balance sheets at December 31, 2013 and 2012 and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2013, and has discussed them with both management and BDO USA, LLP ("BDO"), the Company's independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with BDO their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by BDO with that firm's independence.

        Based on its review of the consolidated financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

        Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:
Lionel N. Sterling, Chairperson
Thomas D. Carey
Sally W. Crawford

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2013 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and in this proxy statement.

THE COMPENSATION COMMITTEE:
Sally W. Crawford, Chairperson
Thomas D. Carey
Katherine S. Napier

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

  Executive Summary

        This Compensation Discussion and Analysis explains our executive compensation program as it relates to our "named executive officers," whose compensation information is presented in the following tables and discussion in accordance with SEC rules:

Name	Position
Kevin T. Conroy	President and Chief Executive Officer
Maneesh K. Arora	Senior Vice President and Chief Operating Officer
Graham P. Lidgard	Senior Vice President and Chief Science Officer
William J. Megan	Senior Vice President, Finance and Principal Financial Officer
Laura S. Stoltenberg	Former Senior Vice President and Chief International Officer

        Our executive compensation programs are designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our stockholders. To that end, executive compensation consists of three primary elements: salary, long-term equity interest and a cash bonus opportunity based on annual individual and corporate performance.

        Based on our assessment of the performance of the executives and our compensation philosophy as described in this Compensation Discussion and Analysis, we took the following actions regarding 2013 compensation:

  •
  Increased the base salaries of Mr. Conroy, Mr. Arora and Dr. Lidgard to $463,000, $340,000 and $340,000, respectively, so that the salaries of Mr. Conroy and Mr. Arora would approximate the market 25th percentile and so that Dr. Lidgard's salary would equal Mr. Arora's;

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  Increased Mr. Arora's target bonus opportunity from 40% to 50% of base salary in light of his promotion to Chief Operating Officer;

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  Granted annual equity awards with time-based vesting terms to Mr. Conroy, Mr. Arora and Dr. Lidgard at the market 50th percentile consisting of stock option awards covering 77,500, 28,900 and 28,900 shares, respectively, and restricted stock unit awards covering 106,000, 39,500 and 39,500 shares, respectively; and

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  Granted performance-based restricted stock unit awards to Mr. Conroy, Mr. Arora and Dr. Lidgard covering up to 92,100, 29,550, and 29,550 shares, respectively, so that total annual long-term incentive compensation was in line with the market 75th percentile.

        In addition, in July 2013 we awarded each of Mr. Conroy, Mr. Arora and Dr. Lidgard restricted stock unit awards covering 75,000 shares with time-based vesting terms. These awards were made in recognition of exceptional performance by these executives resulting in successful completion of the Company's Deep-C clinical study and submission of the bulk of the FDA application for the Company's Cologuard test.

        Our executive compensation is discussed in greater detail in the sections that follow. Our Compensation Committee will continue to evaluate our overall compensation structure and awards to ensure that they are reflective of the performance of our executive officers and our Company and are consistent with our compensation objectives.

  Objectives of Our Executive Compensation Programs

        Our compensation programs for our executive officers are designed to achieve the following objectives:

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  Focus executive behavior on achievement of our annual and long-term objectives and strategy;

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  Provide a competitive compensation package that enables us to attract and retain, on a long-term basis, talented executives;

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  Provide a total compensation structure that the Compensation Committee believes is at least comparable with similarly-sized companies in the life sciences industry for which we would compete for talent and which consists of a mix of base salary, equity and cash incentives; and

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  Align the interests of management and stockholders by providing management with long-term incentives through equity ownership.

  Elements of Executive Compensation

        Our executive compensation program consists of three primary elements: salary, long-term equity interest, and a cash bonus opportunity based on both corporate and individual performance. Pursuant to their employment agreements, certain of our executive officers participate in a long-term incentive plan that provides for certain cash payments upon certain changes of control of the Company. All of our executive officers are also eligible for certain benefits offered to employees generally, including, life, health, disability and dental insurance, as well as participation in our 401(k) plan and 2010 Employee Stock Purchase Plan. We do not believe it is necessary for the attraction or retention of management talent to provide executive officers with compensation in the form of perquisites.

  Determining Executive Compensation

        It is the responsibility of the Compensation Committee to administer our compensation practices, to ensure that they are competitive, financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve this, the Compensation Committee periodically reviews commercially available, industry specific compensation data for companies of generally similar employee size and complexity in the biotechnology and diagnostics industries as a general guide for establishing its pay and equity practices and structures. The Compensation Committee, along with the Board of Directors, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them. On an annual basis, the Compensation Committee reviews tally sheets reflecting each executive officer's compensation history with respect to each element of compensation, as well as projected payouts that would come due in connection with a termination or change in control.

        The Compensation Committee conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of executive officers other than the Chief Executive Officer. As part of this review, the Chief Executive Officer submits recommendations to the Compensation Committee relating to the compensation of these officers. Following a review of these recommendations, the Compensation Committee approves the compensation of these officers, with such modifications to the Chief Executive Officer's recommendations as the Compensation Committee considers appropriate.

        The Compensation Committee's review of the Chief Executive Officer's compensation is subject to separate procedures. With input from members of the entire Board of Directors, the Chairman of the Board, along with the Compensation Committee, evaluates the Chief Executive Officer's performance and reviews the evaluation with him. Based on that evaluation and review and consultation with its independent compensation consultant, the Compensation Committee then determines the Chief Executive Officer's compensation. The Chief Executive Officer is excused from meetings of the Compensation Committee during voting or deliberations regarding his compensation.

        The Compensation Committee has engaged Radford, an Aon Hewitt Consulting Company ("Radford"), as its independent executive compensation consultant. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee.

  Analysis of Executive Compensation

        Pursuant to its engagement, in early 2013 Radford provided the Compensation Committee an annual review of the competitiveness of our executive compensation program, including the competitiveness of our base salaries, target total cash compensation, long-term incentives, and target total direct compensation.

        Radford analyzed the components of our executive compensation program against information blended from (1) proxy statement data from a peer group of companies (listed below) that consisted of publicly traded biotechnology and pharmaceutical companies that are similar to the Company in terms of headcount, stage of development and market capitalization and (2) survey data from a broader group of public life sciences companies with headcount between 35 and 325 employees.

        The Compensation Committee seeks to identify an executive compensation peer group of approximately 20 companies in the diagnostic, biotechnology and medical device industries at a similar stage of development and comparable financial profile that may compete with the Company for executive talent. Based on Radford's review and recommendations regarding the Company's executive compensation peer group, the Compensation Committee approved a new peer group for 2013. In its review, Radford focused on creating a peer group that:

  •
  Represented companies operating in the biotechnology and pharmaceutical industries;

  •
  Contained a mix of primarily pre-commercial research and development companies and some commercial stage companies;

  •
  Captured comparable companies in terms of employee size and market capitalization; and

  •
  Provided sufficient room for growth without over- or under-extending.

        Based on Radford's recommendations, the Compensation Committee (1) removed four companies (Cytokinetics, Idenix Pharmaceuticals, Sangamo BioSciences and Synta Pharmaceuticals) still in Phase 2 development, two companies (AspenBio Pharmaceuticals and Oculus Innovative Sciences) with market capitalizations below $200 million, one company (ARIAD Pharmaceuticals) with a market capitalization above $2 billion and one company (Anadys Pharmaceuticals) that had been acquired and (2) added nine companies (Affymax, Exelixis, GenMark Diagnostics, Halozyme Therapeutics, Ironwood Pharmaceuticals, MAP Pharmaceuticals, Navidea Biopharmaceuticals, Synageva BioPharma and VIVUS) that met the stated criteria.

        The companies in the peer group were:

Company	Product Focus
Acadia Pharmaceuticals	Central Nervous Systems
Affymax	Kidney Disease
ArQule	Oncology
AVEO Pharmaceuticals	Oncology
BioCryst Pharmaceuticals	Infectious Diseases
Celldex Therapeutics	Oncology / General Diseases
Exelixis	Oncology
GenMark Diagnostics	Clinical Diagnositics
Halozyme Therapeutics	Diabetes / Oncology / Dermatology
Immunomedics	Oncology / Autoimmune
Ironwood Pharmaceuticals	Chronic Diseases
MAP Pharmaceuticals	Pain Management
Nanosphere	Medical Diagnostics
Navidea Biopharmaceuticals	Medical Diagnostics
NPS Pharmaceuticals	Gastrointestinal
OncoGenex	Oncology
Sequenom	Medical Diagnostics
Synageva BioPharma	Orphan Drugs
Vical	General Diseases
VIVUS	Obesity / Diabetes

        Based on Radford's analysis, we reached the following conclusions regarding our executive compensation program:

  •
  Base salary levels for the named executive officers other than Dr. Lidgard approximated the 25th percentile while Dr. Lidgard's base salary level approximated the 50th percentile (target philosophy is between 25th and 50th percentile).

  •
  Target total cash compensation (base salary plus annual cash bonus opportunity) levels for the named executive officers other than Dr. Lidgard approximated the 25th percentile while Dr. Lidgard's target total cash compensation level approximated the 50th percentile (target philosophy is between 40th and 50th percentile).

  •
  The aggregate value of the long-term incentive compensation awarded to the named executive officers in 2012 (comprised of performance-based restricted stock units and time-based stock options) exceeded the 75th percentile (target philosophy is between 50th and 75th percentile).

  •
  Target total direct compensation (target total cash compensation plus long-term incentive compensation) levels for the named executive officers approximated the 75th percentile.

        Radford also provided us with an assessment of our annual equity burn rate and the retentive value of equity awards held by our executives as well as an analysis of the alignment of Company performance and CEO compensation.

        Based on our assessment of the performance of the executives and our compensation philosophy as described in this Compensation Discussion and Analysis, in early 2013 we took the following actions:

  •
  Increased the base salaries of Mr. Conroy, Mr. Arora and Dr. Lidgard to $463,000, $340,000 and $340,000, respectively, so that the salaries of Mr. Conroy and Mr. Arora would approximate the market 25th percentile and so that Dr. Lidgard's salary would equal Mr. Arora's;

  •
  Increased Mr. Arora's target bonus opportunity from 40% to 50% of base salary in light of his promotion to Chief Operating Officer;

  •
  Granted annual equity awards with time-based vesting terms to Mr. Conroy, Mr. Arora and Dr. Lidgard at the market 50th percentile consisting of stock option awards covering 77,500, 28,900 and 28,900 shares, respectively, and restricted stock unit awards covering 106,000, 39,500 and 39,500 shares, respectively; and

  •
  Granted performance-based restricted stock unit awards to Mr. Conroy, Mr. Arora and Dr. Lidgard covering up to 92,100, 29,550, and 29,550 shares, respectively, so that total annual long-term incentive compensation was in line with the market 75th percentile.

  2013 Bonus Plan

        The Compensation Committee believes that a significant portion of our executives' compensation should be "at risk," i.e., contingent upon successful implementation of our strategy and goals. Accordingly, one component of our executive compensation program is an annual cash bonus opportunity pursuant to which each of our executive officers is eligible to earn an annual cash bonus with a specified target amount equal to a percentage of base salary with the actual bonus awarded to be based upon the achievement of corporate and individual performance goals determined by the Compensation Committee in its discretion. In determining 2013 bonus awards, the Compensation Committee considered the executive team's achievement of a variety of business plan goals related to:

  •
  Launch readiness of our Cologuard test;

  •
  Various operational milestones; and

  •
  Product development activities.

        After considering the executive team's achievement of key business plan goals, the Compensation Committee determined to award cash bonuses to Mr. Conroy, Mr. Arora and Dr. Lidgard of $277,800, $170,000, and $136,000, respectively (100% of target).

  Annual Equity Awards

        We believe successful long term Company performance is more critical to enhancing stockholder value than short term results. For this reason and to conserve cash and better align the interests of management and stockholders, we emphasize long term equity compensation over annual salary and incentive compensation awards.

        To provide additional performance-based equity compensation, in February 2013, we made annual equity awards to the executives consisting of performance-based restricted stock units and time-based restricted stock units and stock options. Mr. Conroy, Mr. Arora and Dr. Lidgard received performance-based restricted stock unit awards covering up to 92,100, 29,550 and 29,550 shares, respectively. These awards were made subject to performance-based vesting requirements tied to a variety of business plan goals related to launch readiness of our Cologuard test, various operational milestones and product development activities and were subject to forfeiture to the extent these requirements were not satisfied. For further information concerning these awards see "2013 Performance RSU Awards" below.

        Mr. Conroy, Mr. Arora and Dr. Lidgard received stock option awards covering 106,000, 39,500 and 39,500 shares, respectively. The shares underlying these options vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date. Additionally, Mr. Conroy, Mr. Arora and Dr. Lidgard received restricted stock unit awards covering 77,500, 28,900 and 28,900 shares, respectively. These restricted stock unit awards vest in four equal annual installments beginning on the first anniversary of the grant date.

        These awards were intended to further align compensation with achievement of key business plan goals and to motivate the retention of our executives. The Compensation Committee believes that annual equity awards provide the executive officers with the opportunity to acquire long-term stock ownership positions that directly motivates executive officers to maximize long-term stockholder value and that time-based vesting of these awards helps us to retain our leadership team in an extremely competitive environment.

  2013 Special Equity Awards

        In July 2013 we awarded each of Mr. Conroy, Mr. Arora and Dr. Lidgard restricted stock unit awards covering 75,000 shares that vest in three equal annual installments beginning on the first anniversary of the grant date. These awards were made in recognition of exceptional performance by these executives resulting in successful completion of the Company's Deep-C clinical study and submission of the bulk of the FDA application for the Company's Cologuard test. In making these awards the Compensation Committee also took into account its determination that the clinical trial outcome had not been adequately compensated through prior arrangements as well as the fact that the time-based vesting requirements associated with these awards would benefit the Company by creating an incentive for the executives to remain with the Company through the vesting period.

  Other Compensation

        We also permit executive officers and other employees to purchase common stock at a discount through our 2010 Employee Stock Purchase Plan. Employees, including executive officers, may also participate in our 401(k) Plan which allows for the investment of a portion of plan assets in shares of our common stock. The Compensation Committee approved a discretionary matching Company contribution to the plan for 2013. The matching contribution was made using Company stock in an amount equal to 100 percent of an employee's total deferrals into the plan up to a limit of 6% of the employee's total compensation.

  Role of Stockholder Say-on-Pay Votes

        We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of stockholders held in July 2013, approximately 95% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee believes this vote affirms the stockholders' support of the Company's approach to executive compensation and did not make specific changes to our executive compensation program in response to the vote. However, the Compensation Committee continues to review and refine the design and administration of our executive pay practices. The Compensation Committee also will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.

  Stock Ownership Guidelines

        In January 2012, the Board of Directors adopted guidelines to encourage ownership of shares of the Company's Common Stock by directors and senior executives. Under these guidelines, directors and senior executives have until the later of five years from the adoption of the guidelines (or, if later, the date of employment, election or promotion, whichever applies) to achieve an ownership target determined as follows:

Ownership Targets: Lower of:
Position	Base Salary Multiple	Fixed Share Target
Board of Directors	Stock value equal to or greater than 3 times annual retainer	Number of shares equal to or greater than annual retainer, divided by stock value, multiplied by 3
CEO	Stock value equal to or greater than 6 times base salary	Number of shares equal to or greater than base salary, divided by stock value, multiplied by 6
Senior Executive Officers	Stock value equal to or greater than 2 times base salary	Number of shares equal to or greater than base salary, divided by stock value, multiplied by 2

        Under the Base Salary Multiple, "stock value" is calculated annually at the end of each fiscal year based on the average of the closing prices of the Company's Common Stock for the last 30 trading days of the fiscal year.

        Under the Fixed Share Target, "stock value" is calculated as of the later of (1) the date of adoption of these stock ownership guidelines, and (2) the date of the director's, CEO's or senior executive's hire or appointment, as the case may be, based on the average of the closing prices of the Company's Common Stock for the 30 days leading up to, and inclusive of, the applicable date.

        Shares of the Company's Common Stock that count toward satisfaction of the ownership targets include:

  •
  Shares directly owned—individual, immediate family or trust (including without limitation shares purchased on the open market or acquired upon the exercise of a stock option);

  •
  Vested restricted shares, restricted stock units and deferred stock units;

  •
  "In the money" vested stock options; and

  •
  Shares held in the Company's 2010 Employee Stock Purchase Plan.

        Shares that do not count toward the ownership targets include:

  •
  Unvested stock options, restricted shares, restricted stock units, and deferred stock units;

  •
  "Out of the money" vested stock options; and

  •
  Performance restricted shares or performance equity units not yet vested.

  Employment Agreements with Executive Officers

        In April 2009, Kevin T. Conroy and Maneesh K. Arora joined us as our President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively. In February 2012, Mr. Arora was promoted to Chief Operating Officer in addition to his title of Chief Financial Officer. In August 2013, William J. Megan joined us as Senior Vice President, Finance and Principal Financial Officer and Mr. Arora dropped the title Chief Financial Officer. In August 2009, Graham P. Lidgard joined us as our Senior Vice President and Chief Science Officer. Ms. Stoltenberg joined us as our Chief Commercial Officer in March 2012 and served in that position until April 2013. In April 2013, Ms. Stoltenberg became our Senior Vice President and Chief International Officer, in which role she served until she resigned in June 2013. In connection with each of these appointments we entered into an employment agreement under which we agreed to certain compensation arrangements and severance and change in control benefits.

        Each of these packages was determined based on negotiations with the applicable executive officer and taking into account his or her background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in the biotechnology field and among similarly situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our executive officers.

  Conroy Employment Agreement

        Mr. Conroy's employment agreement provides for a minimum base salary of $340,000 and for a minimum target bonus opportunity equal to 50 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. Pursuant to his employment agreement, Mr. Conroy was also granted an option to purchase 2.5 million shares of our common stock at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Conroy was hired).

        Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits Upon Termination or Change of Control" beginning on page 38 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  Arora Employment Agreement

        Mr. Arora's employment agreement provides for a minimum base salary of $240,000 and for a minimum target bonus opportunity equal to 40 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. Pursuant to his employment agreement, Mr. Arora was also granted an option to purchase 1.25 million shares of our common stock, at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Arora was hired).

        Under his agreement, Mr. Arora would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits Upon Termination or Change of Control" beginning on page 38 below. The agreement also prohibits Mr. Arora from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  Lidgard Employment Agreement

        Dr. Lidgard's employment agreement provides for a minimum base salary of $275,000 and for a minimum target bonus opportunity equal to 40 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. In addition, Dr. Lidgard received a $70,000 payment to reimburse him for relocation expenses associated with his move to Madison, Wisconsin. Pursuant to his employment agreement, Dr. Lidgard was also granted an option to purchase 600,000 shares of our common stock, at an exercise price of $2.88 (the closing price of our common stock on the NASDAQ Capital Market on the date Dr. Lidgard was hired).

        Under his agreement, Dr. Lidgard would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits Upon Termination or Change of Control" beginning on page 38 below. The agreement also prohibits Dr. Lidgard from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  Megan Letter Agreement

        Mr. Megan's letter agreement provides for a base salary of $240,000 and for a minimum target bonus opportunity equal to 40 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of goals to be determined by the Board and/or the Compensation Committee. Pursuant to his letter agreement, Megan also received an initial grant of 15,000 fully vested restricted stock units.

  Stoltenberg Employment Agreement

        Ms. Stoltenberg's employment agreement provided for a minimum base salary of $310,000 and for a target bonus opportunity equal to 40 percent of her base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Board and/or the Compensation Committee. In addition, Ms. Stoltenberg received a $100,000 payment to reimburse her for relocation expenses associated with her move to Madison, Wisconsin. Pursuant to her employment agreement, Ms. Stoltenberg also received an initial grant of 165,000 restricted stock units.

        On June 7, 2013 the Company accepted Ms. Stoltenberg's resignation. In connection with her departure we entered into a separation and general release with Ms. Stoltenberg (the "Separation Agreement") and her employment agreement was terminated.

        Under the terms of the Separation Agreement, Ms. Stoltenberg received (1) severance payments equal to 12 months of her current annual base salary, (2) a $100,000 guaranteed bonus for 2013, payable in 2014, (3) a payment of $102,500 towards the cost of an outplacement consulting package and relocation assistance, (4) continuation of group health benefits through no later than June 30,

2014, and (5) payment by the Company of Ms. Stoltenberg's reasonable attorneys' fees. Further, pursuant to the Separation Agreement, the Company and Ms. Stoltenberg agreed that Ms. Stoltenberg will retain a total of 100,000 restricted stock units, 41,250 of which vested upon execution of the Separation Agreement, 10,000 of which vested in March, 2014, and the balance of which vest in twenty-four equal monthly installments beginning in April, 2014, subject to Ms. Stoltenberg's continuing to provide consulting services pursuant to a separate consulting agreement entered into between Ms. Stoltenberg and the Company. Ms. Stoltenberg forfeited all other restricted stock unit and stock option awards.

  Change of Control and Severance

        We believe that providing executives with severance and change of control protection is important for the following reasons:

  •
  to allow executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk; and

  •
  to provide compensation assurances which are competitive with those of other similarly-situated companies.

        Accordingly, the Company's employment agreements and equity awards generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.

        For further information see "Potential Benefits Upon Termination or Change of Control" beginning on page 38 below.

 Summary Compensation Table for 2013

        The following table represents summary information regarding the compensation of each of Kevin T. Conroy, our President and Chief Executive Officer, Maneesh K. Arora, our Senior Vice President and Chief Operating Officer, Graham P. Lidgard, our Senior Vice President and Chief Science Officer, William J. Megan, our Senior Vice President, Finance and Principal Financial Officer, and Laura S. Stoltenberg, our former Senior Vice President and Chief International Officer (collectively, our "named executive officers"), for the three years ended December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)		Total ($)
Kevin T. Conroy	2013	460,650	277,800		819,380	2,484,648	(3)	17,500	(5)	4,059,978
President and Chief	2012	445,750	269,340		872,100	1,103,425	(4)	17,000	(5)	2,707,615
Executive Officer	2011	418,750	251,550		—	635,613		16,500	(5)	1,322,413
Maneesh K. Arora	2013	338,333	170,000		305,335	1,507,602	(3)	17,500	(5)	2,338,770
Senior Vice President and	2012	325,000	132,000		359,100	464,600	(4)	17,000	(5)	1,297,700
Chief Operating Officer	2011	292,500	140,400		—	280,500		16,500	(5)	729,900
Graham P. Lidgard	2013	338,333	136,000		305,335	1,507,602	(3)	23,000	(5)	2,310,270
Senior Vice President and	2012	325,000	132,000		359,100	464,600	(4)	22,500	(5)	1,303,200
Chief Science Officer	2011	296,875	140,400		—	280,500		22,000	(5)	739,775
William J. Megan	2013	84,615	—		—	165,300		5,077	(5)	254,992
Senior Vice President, Finance and
Principal Financial Officer
Laura S. Stoltenberg	2013	137,616	100,000	(6)	305,335	312,698		541,383	(7)	1,397,032
Former Senior Vice President and	2012	244,423	97,501		—	1,656,000		105,425	(8)	2,103,349
Chief International Officer

(1)
The amounts shown in this column indicate the grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
The amounts shown in this column indicate the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(3)
Represents the grant date fair values of certain restricted stock unit awards computed in accordance with FASB ASC Topic 718. For further information concerning these awards see "Grants of Plan-Based Awards in 2013" below. Includes the following grant date values for certain restricted stock unit awards with performance-based vesting conditions based upon the probable outcome of such conditions: Mr. Conroy ($664,348); Mr. Arora ($213,154) and Dr. Lidgard ($213,154). Assuming that the highest level of performance conditions would be achieved, the grant date value of these awards would have been as follows: Mr. Conroy ($996,522); Mr. Arora ($319,731) and Dr. Lidgard ($319,731).

(4)
Represents the grant date fair value of certain performance-based restricted stock unit awards plus the incremental fair value resulting from certain modifications made to the performance-based conditions associated with these awards computed in accordance with FASB ASC Topic 718. Based upon the Company's missing by approximately three weeks the target date for completion of the FDA clinical trial for its Cologuard test, none of these awards were earned by the executives. Assuming that the highest level of performance conditions would be achieved, the grant date value of these awards would have been as follows: Mr. Conroy ($1,292,475); Mr. Arora ($544,200) and Dr. Lidgard ($544,200).

(5)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock.

(6)
Represents a guaranteed bonus payable pursuant to Ms. Stoltenberg's separation agreement.

(7)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock and the following items payable pursuant to Mr. Stoltenberg's separation agreement: $320,000 representing 12 months severance, $102,500 towards the cost of an outplacement consulting package and relocation assistance, an expense reimbursement payment of $107,500 and $11,383 for reimbursement of COBRA premiums.

(8)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock and a relocation expenses payment of $100,000.

 Grants of Plan-Based Awards in 2013

        The following table sets forth all plan-based awards made to our named executive officers in 2013.

			Esimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
								Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Award Type	Grant Date	Target (#)	Maximum (#)
Kevin T. Conroy	Stock Option(2)	02/22/13				106,000	10.82	819,380
	Restricted Stock Units(3)	02/22/13	61,400	92,100				664,348
	Restricted Stock Units(4)	02/22/13			77,500			838,550
	Restricted Stock Units(5)	07/25/13			75,000			981,750
Maneesh K. Arora	Stock Option(2)	02/22/13				39,500	10.82	305,335
	Restricted Stock Units(3)	02/22/13	19,700	29,550				213,154
	Restricted Stock Units(4)	02/22/13			28,900			312,698
	Restricted Stock Units(5)	07/25/13			75,000			981,750
Graham P. Lidgard	Stock Option(2)	02/22/13				39,500	10.82	305,335
	Restricted Stock Units(3)	02/22/13	19,700	29,550				213,154
	Restricted Stock Units(4)	02/22/13			28,900			312,698
	Restricted Stock Units(5)	07/25/13			75,000			981,750
William J. Megan	Restricted Stock Units(6)	10/31/13			15,000			165,300

(1)
The amounts shown in this column indicate the grant date fair value of option awards and the grant date fair value of certain performance-based restricted stock unit awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
The shares underlying this option vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date.

(3)
Represents a performance-based Restricted Stock Unit Award. For further information see "2013 Performance RSU Awards" below.

(4)
Represents a restricted stock unit award which vests in four equal annual installments beginning on the first anniversary of the grant date.

(5)
Represents a restricted stock unit award which vests in three equal annual installments beginning on the first anniversary of the grant date.

(6)
Represents a restricted stock unit award that vested on grant and is payable on the one year anniversary of the grant date.

  2013 Performance RSU Awards

        In February 2013, the named executive officers were awarded performance-based restricted stock unit awards ("RSUs") as follows: Mr. Conroy (92,100 RSUs); Mr. Arora (29,550 RSUs) and Dr. Lidgard (29,550 RSUs). Each RSU represented a contingent right to receive one share of our common stock. These RSUs were made subject to performance-based vesting requirements tied to business plan goals and were subject to forfeiture to the extent these requirements were not satisfied. The applicable business plan goals related to launch readiness of our Cologuard test, various operational milestones and product development activities. Based on the Compensation Committee's evaluation of the achievement of these goals, the named executive officers earned RSUs as follows: Mr. Conroy (61,400 RSUs); Mr. Arora (19,700 RSUs) and Dr. Lidgard (19,700 RSUs). The number of RSUs so earned vest in three equal annual installments beginning on December 31, 2013.

Outstanding Equity Awards at December 31, 2013

        The following table presents information about unexercised options and unvested restricted stock units and shares of restricted stock that were held by the named executive officers as of December 31, 2013.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Kevin T. Conroy	2,500,000	—		0.83	03/18/19	193,433	(2)	2,272,838
	31,875	95,625	(3)	9.07	02/27/22
	—	106,000	(4)	10.82	02/22/23
Maneesh K. Arora	1,250,000	—		0.83	03/18/19	117,033	(5)	1,375,138
	13,125	39,375	(3)	9.07	02/27/22
	—	39,500	(4)	10.82	02/22/23
Graham P. Lidgard	600,000	—		2.88	08/03/19	142,033	(6)	1,668,888
	13,125	39,375	(3)	9.07	02/27/22
	—	39,500	(4)	10.82	02/22/23
William J. Megan	—	—				15,000	(7)	176,250
Laura S. Stoltenberg	—	—				58,750	(8)	690,313

(1)
The market value of unvested and unearned shares of restricted stock and restricted stock units is based on the closing price of our common stock on December 31, 2013 ($11.75).

(2)
Represents the unvested portions of certain restricted stock unit awards that vest as follows: (1) 40,933 shares that vest in two equal annual installments beginning on December 31, 2014, (2) 77,500 shares that vest in four equal annual installments beginning on February 22, 2014 and (3) 75,000 shares that vest in three equal annual installments beginning on July 25, 2014.

(3)
Represents the unvested portion of an option grant that vests in three equal annual installments beginning on February 27, 2014.

(4)
Represents the unvested portion of an option grant that vests in four equal annual installments beginning on February 22, 2014.

(5)
Represents the unvested portions of certain restricted stock unit awards that vest as follows: (1) 13,133 shares that vest in two equal annual installments beginning on December 31, 2014, (2) 28,900 shares that vest in four equal annual installments beginning on February 22, 2014 and (3) 75,000 shares that vest in three equal annual installments beginning on July 25, 2014.

(6)
Represents the unvested portions of certain restricted stock and restricted stock unit awards that vest as follows: (1) 13,133 shares that vest in two equal annual installments beginning on December 31, 2014, (2) 28,900 shares that vest in four equal annual installments beginning on February 22, 2014, (3) 75,000 shares that vest in three equal annual installments beginning on July 25, 2014, (4) 8,250 shares that vest on April 15, 2014 and (5) 16,750 shares that vest on October 26, 2014.

(7)
Represents a restricted stock unit award that is payable on August 26, 2014.

(8)
Represents the unvested portion of a restricted stock unit award that vests as follows: (1) 10,000 shares that vest on March 19, 2014 and (2) 48,750 shares that vest in twenty-four equal monthly installments beginning April 19, 2014.

2013 Option Exercises and Stock Vested Table

        The following table sets forth the total number of shares received by the named executive officers upon vesting of restricted stock and restricted stock unit awards in 2013 and the value of such shares based on the closing price of our common stock on the vesting date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin T. Conroy	58,234	684,250
Maneesh K. Arora	23,234	273,000
Graham P. Lidgard	48,234	542,082
Laura S. Stoltenberg	89,375	1,023,481

Potential Benefits upon Termination or Change of Control

  Severance and Change in Control Arrangements in General

        We have entered into employment agreements and maintain certain plans that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control.

  Conroy Employment Agreement

        Under his employment agreement, Mr. Conroy would, upon termination without "Cause," resignation for "Good Reason" or certain "Change of Control" events, receive certain benefits.

        Under Mr. Conroy's employment agreement, "Cause" is defined as:

  •
  Any willful failure or refusal to perform his duties which continues for more than ten days after written notice from the Company, specifically identifying the manner in which the Company believed he had failed or refused to perform his duties;

  •
  The commission of any fraud or embezzlement in connection with his duties or committed in the course of his employment;

  •
  Any gross negligence or willful misconduct with regard to the Company or any of its subsidiaries resulting in a material economic loss to the Company;

  •
  A conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude;

  •
  A conviction of a misdemeanor, the circumstances of which involve fraud, dishonesty or moral turpitude and which is substantially related to the circumstances of his job with the Company;

  •
  Any willful and material violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries resulting in a material economic loss; or

  •
  Any material breach by Mr. Conroy of the employment agreement or the confidentiality, non-competition or non-solicitation agreements contained or referred to therein.

        Under Mr. Conroy's employment agreement, "Good Reason" is defined as:

  •
  A reduction of base salary in a manner that is not applied proportionately to other senior executive officers of the Company, or any reduction of base salary that exceeds 30% of his then current base salary;

  •
  A material reduction of his duties, authority or responsibilities or the assignment of duties inconsistent with the scope of authority, duties and responsibilities of his position;

  •
  The occurrence of a material breach by the Company of any of its obligations to Mr. Conroy under the employment agreement;

  •
  A material violation, or the continuation of a material violation, by the Company of any law or regulation contrary to the written advice of Mr. Conroy and the Company's outside counsel to the Board of Directors and the Company fails to rectify such violation within thirty (30) days of the written advice that such violations are taking place; or

  •
  The failure of the Company to nominate Mr. Conroy to serve as a member of the Company's Board of Directors at any Company annual meeting or other stockholder meeting at which Company directors are elected.

        Under Mr. Conroy's employment agreement, "Change of Control" is defined as:

  •
  Any person or group acting in concert, other than a trustee or other fiduciary holding securities under a Company employee benefit plan or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becoming the beneficial owner, directly or indirectly, of Company securities representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities;

  •
  During any 12 month period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office, who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

  •
  The consummation of a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  •
  The sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

        Under Mr. Conroy's employment agreement, upon termination without Cause or resignation for Good Reason, Mr. Conroy would become entitled to receive:

  •
  Salary continuation for a period of 18 months at his then current base salary;

  •
  Any accrued but unpaid base salary as of the termination date;

  •
  Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had Mr. Conroy's employment not terminated;

  •
  The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which Mr. Conroy's employment was terminated;

  •
  If Mr. Conroy elects COBRA coverage for health and/or dental insurance, the monthly premium payments for such coverage until the earlier of: (1) 12 months from the termination date; (2) Mr. Conroy obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

  •
  A payment of $10,000 towards the cost of an outplacement consulting package;

  •
  The vesting of the then unvested equity awards granted to Mr. Conroy (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) shall immediately accelerate by a period of 12 months; and

  •
  A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

        Under Mr. Conroy's employment agreement, in connection with a Change of Control, Mr. Conroy would become entitled to receive:

  •
  In the event of termination by us without Cause or by Mr. Conroy for Good Reason, within 12 months before, or if Mr. Conroy remains employed with the Company on the effective date of, a Change of Control, a lump-sum payment equal to 24 months base salary and his pro rata target bonus through the effective date of the Change of Control; provided, that any payments previously made to Mr. Conroy in connection with the termination of his employment by the Company without Cause or by Mr. Conroy with Good Reason within the 12 months preceding a Change of Control would be credited against any such lump-sum payment;

  •
  Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards), subject to Mr. Conroy's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the Change of Control at his then current base salary;

  •
  In the event Mr. Conroy's employment is terminated by the Company without Cause or by Mr. Conroy for Good Reason in anticipation or contemplation of a pending or potential Change of Control or while a potential Change of Control is under consideration or being negotiated by the Company's Board of Directors, Mr. Conroy shall be deemed to remain an employee for purposes of the Long Term Incentive Plan as of the effective date of the Change of Control and shall receive a full payout under the Long Term Incentive Plan as described in his employment agreement as though he remained an employee of the Company as of the effective date of such Change of Control; and

  •
  A tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above.

  Arora, Lidgard, Megan and Stoltenberg Employment Agreements

        Under their employment agreements, Mr. Arora and Dr. Lidgard would, upon termination without "Cause," resignation for "Good Reason" or certain "Change of Control" events, receive certain benefits.

        Under Mr. Arora's and Dr. Lidgard's employment agreements, the term "Cause" has substantially the same meaning as it does in Mr. Conroy's agreement (as described above).

        Under Mr. Arora's and Dr. Lidgard's employment agreements, the term "Good Reason" has substantially the same meaning as it does in Mr. Conroy's agreement (as described above) except that the definition contained in Mr. Arora's and Dr. Lidgard's employment agreements does not include the Company's failing to nominate the executive to serve as a member of the Company's Board of Directors.

        Under their employment agreements, upon termination without Cause or resignation for Good Reason, Mr. Arora and Dr. Lidgard would become entitled to receive:

  •
  Salary continuation for a period of 15 months at his or her then current base salary;

  •
  Any accrued but unpaid base salary as of the termination date;

  •
  Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had the executive's employment not terminated;

  •
  The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which the executive's employment was terminated;

  •
  If the executive elects COBRA coverage for health and/or dental insurance, the monthly premium payments for such coverage until the earlier of: (1) 12 months from the termination date; (2) the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

  •
  A payment of $10,000 towards the cost of an outplacement consulting package;

  •
  The vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) shall immediately accelerate by a period of 12 months; and

  •
  A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

        Under Mr. Arora's and Dr. Lidgard's employment agreements, the term "Change of Control" has substantially the same meanings as it does in Mr. Conroy's agreement (as described above).

        Under their employment agreements, in connection with a Change of Control, Mr. Arora and Dr. Lidgard would become entitled to receive:

  •
  In the event of termination by us without Cause or by the executive for Good Reason within 12 months before, or if the executive remains employed with the Company on the effective date of, a Change of Control, a lump-sum payment equal to 18 months base salary and the executive's pro rata target bonus through the effective date of the Change of Control; provided, that any payments previously made to the executive in connection with the termination of his employment by the Company without Cause or by the executive with Good Reason within the 12 months preceding a Change of Control will be credited against any such lump-sum payment;

  •
  Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards), subject to the executive's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the Change of Control at his or her then current base salary; and

  •
  In the event the executive's employment is terminated by the Company without Cause or by the executive for Good Reason in anticipation or contemplation of a pending or potential Change of Control or while a potential Change of Control is under consideration or being negotiated by the Company's Board of Directors, the executive shall be deemed to remain an employee for purposes of the Long Term Incentive Plan as of the effective date of the Change of Control and shall receive a full payout under the Long Term Incentive Plan as described in his respective employment agreement as though he remained an employee of the Company as of the effective date of such Change of Control.

        Mr. Megan is not party to an employment agreement that provides compensation or other benefits in connection with termination of employment or change of control.

        Ms. Stoltenberg was party to an employment agreement with terms substantially similar to those of Mr. Arora and Dr. Lidgard. Ms. Stoltenberg's employment agreement was terminated in connection with her departure from the Company in June 2013.

  Conditions to Receipt of Severance and Change in Control Benefits

        Under Mr. Conroy's employment agreement, the Company's obligations to provide Mr. Conroy with the severance benefits described above are contingent on:

  •
  Mr. Conroy's resignation from the Board of Directors in the event of any termination of Mr. Conroy's employment with the Company or upon the request of the Board of Directors in connection with any Change of Control;

  •
  Mr. Conroy's delivery of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company and his not revoking such release within 21 days after his date of termination;

  •
  Mr. Conroy's compliance with his Employee Confidentiality and Assignment Agreement with the Company;

  •
  Mr. Conroy's compliance with the 18 month non-competition covenant in his employment agreement; and

  •
  Mr. Conroy's compliance with the 18 month non-solicitation covenant in his employment agreement.

        Under Mr. Arora's, Dr. Lidgard's and Ms. Stoltenberg's employment agreements, the Company's obligations to provide the named executive officer with the severance benefits described above are contingent on:

  •
  The executive's delivery of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he or she may have against the Company which such release he or she does not revoke within 21 days after his or her date of termination;

  •
  The executive's compliance with the terms of his or her Employee Confidentiality and Assignment Agreement with the Company;

  •
  The executive's compliance with the 18 month (12 month solely in respect to Ms. Stoltenberg's employment agreement) non-competition covenant set forth in the executive's employment agreement; and

  •
  The executive's compliance with the 18 month (12 months solely in respect to Ms. Stoltenberg's employment agreement) non-solicitation covenant set forth in the executive's employment agreement.

  Death or Disability

        In accordance with each executive officer's employment agreement, in the event of the death or disability of the executive during the executive's employment term, the following shall occur:

  •
  The executive's employment and the executive's employment agreement shall immediately and automatically terminate;

  •
  The Company shall pay the executive (or in the case of death, the executive's designated beneficiary) the executive's base salary and accrued but unpaid bonuses, in each case up to the date of termination; and

  •
  All equity awards granted to the executive, whether stock options or stock purchase rights under the Company's equity compensation plan, or other equity awards, that are unvested at the time of termination shall immediately become fully vested and exercisable upon such termination.

  Long Term Incentive Plan

        As part of their employment agreements, we have established a Long Term Incentive Plan pursuant to which Mr. Conroy, Mr. Arora and Dr. Lidgard would be entitled to receive a cash payment upon a Change of Control based on the equity value of the Company as reflected in the following table.

	Portion of Equity Value
Name	From $100 million to $500 million	Each incremental $50 million from $500 million to $1 billion	Each incremental $50 million from $1 billion to $2 billion	Any amount over $2 billion
Kevin T. Conroy	1.00%	0.50%	0.25%	0.00%
Maneesh K. Arora	0.50%	0.25%	0.125%	0.00%
Graham P. Lidgard	0.50%	0.25%	0.125%	0.00%

        For example, in connection with a Change of Control transaction having an equity value of $400,000,000, Mr. Conroy would receive a cash payout of $4,000,000, and in the case of a Change of Control transaction having an equity value of $600,000,000, Mr. Conroy would receive a cash payout of $5,500,000 ($5,000,000 + $250,000 + $250,000).

  Potential Payments Upon Termination or Change in Control

        The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our named executive officers under their employment agreements, assuming that each covered circumstance occurred on December 31, 2013.

Name and Benefit	Severance Eligible Termination** ($)		Change of Control ($)		Severance Eligible Termination and Change of Control Within 12 Months** ($)		Death or Disability ($)
Kevin T. Conroy
Cash Severance	694,500	(1)	926,000	(2)	926,000	(2)	—
Pro rata bonus	277,800	(3)	277,800	(3)	277,800	(3)	—
Options, Restricted Stock and RSUs	871,964	(4)	2,627,693	(4)	2,627,693	(4)	2,627,693	(4)
Long-Term Incentive Plan	—		8,350,941	(5)	8,350,941	(5)	—
COBRA Benefits	11,383	(6)	—		11,383	(6)	—
Outplacement Consulting	10,000		—		10,000		—
Parachute Tax Gross-up	—		5,323,861	(7)	5,335,837	(7)	—

Total estimated value	1,865,647		17,506,295		17,539,654		2,627,693

Maneesh K. Arora
Cash Severance	425,000	(8)	510,000	(1)	510,000	(1)	—
Pro rata bonus	170,000	(3)	170,000	(3)	170,000	(3)	—
Options, Restricted Stock and RSUs	500,165	(4)	1,517,398	(4)	1,517,398	(4)	1,517,398	(4)
Long-Term Incentive Plan	—		4,175,470	(5)	4,175,470	(5)	—
COBRA Benefits	11,383	(6)	—		11,383	(6)	—
Outplacement Consulting	10,000		—		10,000		—

Total estimated value	1,116,548		6,372,868		6,394,251		1,517,398

Graham P. Lidgard
Cash Severance	425,000	(8)	510,000	(1)	510,000	(1)	—
Pro rata bonus	136,000	(3)	136,000	(3)	136,000	(3)	—
Options, Restricted Stock and RSUs	793,915	(4)	1,811,148	(4)	1,811,148	(4)	1,811,148	(4)
Long-Term Incentive Plan	—		4,175,470	(5)	4,175,470	(5)	—
COBRA Benefits	8,412	(6)	—		8,412	(6)	—
Outplacement Consulting	10,000		—		10,000		—

Total estimated value	1,373,327		6,632,618		6,651,030		1,811,148

Laura S. Stoltenberg(9)
Cash Severance	320,000	(10)
Pro rata bonus	100,000	(3)
RSUs	661,638	(11)
COBRA Benefits	11,383	(6)
Outplacement, Relocation and Expense Reimbursement	210,000	(12)

Total value	1,303,021

**
"Severance Eligible Termination" means the executive's termination by the Company without Cause or by the executive for Good Reason.

(1)
Represents 18 months severance.

(2)
Represents 24 months severance.

(3)
Represents 2013 bonus award.

(4)
Represents the value of unvested options, restricted stock units and shares of restricted stock held on December 31, 2013 accelerated in connection with termination or occurrence of a Change of Control, based upon the closing market price of the common stock on December 31, 2013 ($11.75).

(5)
Amount represents payment due under the Long Term Incentive Plan assuming a Change of Control transaction at an equity value equal to the Company's total market capitalization as of December 31, 2013.

(6)
Represents the estimated cost of paying for premiums for health and/or dental insurance for the maximum of 12 months.

(7)
Amount represents the estimated payment for taxes and tax gross-up that would be paid by us for the excise tax that applies to excess parachute payments.

(8)
Represents 15 months severance.

(9)
Ms. Stoltenberg's employment was terminated effective June 7, 2013. The amounts set forth represent the benefits actually received by Ms. Stoltenberg in connection with her termination.

(10)
Represents 12 months severance.

(11)
Represents the value of unvested restricted stock units vested in connection with termination, based upon the closing market price of the common stock on June 7, 2013 ($12.91).

(12)
Represents the cost of an outplacement consulting package, relocation assistance and reimbursement for certain legal fees.

Director Compensation

  Compensation Policy for Non-Employee Directors

        We maintain a compensation package for our non-employee directors (the "Director Compensation Policy") to enable us to attract and retain, on a long-term basis, high-caliber non-employee directors.

        Pursuant to the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who continues to serve as a director following such meeting is paid an annual cash retainer as follows:

Board Member Compensation	Annual Retainer ($)
Chairman of the Board	70,000
Lead Independent Director	70,000
Director	45,000

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	16,000
Compensation Committee	14,000
Corporate Governance and Nominating Committee	10,000
Innovation and Technology Committee	10,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	8,000
Compensation Committee	7,000
Corporate Governance and Nominating Committee	5,000
Innovation and Technology Committee	5,000

        In lieu of cash, each non-employee director may elect to receive shares of common stock having an equivalent dollar value.

        In addition, non-employee directors are paid cash compensation of $1,500 per meeting in unusual circumstances when (1) the Board or any committee has met more than 10 times per year or (2) the Board creates a special committee.

        Pursuant to the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who is continuing to serve as a director following such meeting is also granted restricted stock or deferred stock units having a value of $140,000 with the number of restricted stock or deferred stock units to be issued being determined based on the closing sale price of the Company's common stock on the date of grant. If the Chairman of the Board will continue in that role following the date of the annual stockholder meeting, he or she receives additional restricted stock or deferred stock units having a value equal to $15,000 based on the closing sale price of the Company's common stock on the date of grant These annual equity grants vest upon the earlier of the first anniversary of the grant date or the date of the next annual stockholders meeting; provided upon the death of a director such director's awards vest in full, upon a director's ceasing to serve for any other reason such director's awards vest pro rata based on the number of days since the grant date and upon a change of control all awards vest in full.

        Upon his or her initial election to the Board of Directors, a new director receives stock options having a grant date fair value computed in accordance with ASC 718 equal to $210,000. Such options vest in three equal annual installments.

        The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors.

        On August 27, 2013, the Company entered into a one year consulting agreement with James P. Connelly under which he provides advisory services in support of the Company's commercialization activities. In accordance with the agreement, Mr. Connelly is paid $5,000 per month for his services and was granted 4,277 restricted stock units on August 27, 2013 that vest in full on the one year anniversary of the grant date.

  Non-Employee Director Compensation in 2013

        The following table provides compensation information for the one-year period ended December 31, 2013 for each non-employee member of our Board of Directors. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Thomas D. Carey	60,000		140,000	—		200,000
James P. Connelly	80,000		205,000	60,000	(2)	345,000
Sally W. Crawford	67,000		140,000	—		207,000
Daniel J. Levangie	55,000	(3)	140,000	—		195,000
Katherine S. Napier	62,000	(3)	140,000	—		202,000
Lionel N. Sterling	61,000	(4)	140,000	—		201,000
David A. Thompson	55,000	(3)	140,000	—		195,000

(1)
The amounts shown in this column indicate the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

  As of December 31, 2013, the non-employee members of our Board of Directors held unexercised stock options and unvested shares of restricted stock and restricted stock units as follows:

Name	Number of Securities Underlying Unexercised Options	Unvested Shares of Restricted Stock and Restricted Stock Units
Thomas D. Carey	15,620	10,695
James P. Connelly	33,304	16,118
Sally W. Crawford	83,304	10,695
Daniel N. Levangie	52,472	10,695
Katherine S. Napier	33,304	10,695
Lionel N. Sterling	52,472	10,695
David A. Thompson	52,472	10,695
(2)
Amount represents consulting fees.

(3)
Amount represents fees earned in cash but which per the election of the director and in accordance with the Director Compensation Policy was paid in shares of common stock having an equivalent dollar value.

(4)
Includes $29,453 of fees earned in cash but which per the election of the director and in accordance with the Director Compensation Policy was paid in shares of common stock having an equivalent dollar value.

 EQUITY COMPENSATION PLAN INFORMATION

        We maintain the following equity compensation plans under which our equity securities are authorized for issuance to our employees and/or directors: the 2000 Stock Option and Incentive Plan, 2010 Omnibus Long-Term Incentive Plan and the 2010 Employee Stock Purchase Plan. Each of the foregoing equity compensation plans was approved by our stockholders. The following table presents information about these plans as of December 31, 2013.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities outstanding)(3)
Equity compensation plans approved by security holders	7,081,020	$2.78	2,980,421
Equity compensation plans not approved by security holders	None	None	None

Total	7,081,020	$2.78	2,980,421

(1)
Includes 1,018,433 outstanding restricted stock units under plans approved by our security holders.

(2)
Does not reflect restricted stock units included in the first column that do not have an exercise price.

(3)
Includes 2,852,078 shares of common stock available for future issuance under our 2010 Omnibus Long-Term Incentive Plan and 128,343 shares of common stock available for future issuance under our 2010 Employee Stock Purchase Plan.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our executive officers as disclosed in this proxy statement.

        As described in detail under the heading "Compensation and Other Information Concerning Directors and Officers—Compensation Discussion and Analysis" beginning on page 22, our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the "Compensation and Other Information Concerning Directors and Officers" section beginning on page 22 for additional details about our executive compensation programs, including information about the 2014 compensation of our named executive officers.

        We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the annual meeting:

  •
  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, including the "Compensation Discussion and Analysis", the compensation tables and any related material disclosed in the proxy statement for the Company's 2014 annual meeting, is hereby APPROVED."

        Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

Vote Required for Approval

        The foregoing resolution will be approved if holders of a majority of the shares present or represented at the 2014 Annual Meeting, in person or by proxy, and voting on Proposal 2 vote in favor of such resolution.

Board Recommendation

        The Board recommends that the stockholders vote FOR approval of this Proposal 2.

 PROPOSAL 3—APPROVAL OF AMENDMENT TO
2010 EMPLOYEE STOCK PURCHASE PLAN

        The Company currently maintains the 2010 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which was adopted by our Board of Directors on April 15, 2010 and approved by stockholders at our 2010 Annual Meeting, on July 16, 2010.

        We are asking stockholders to approve an amendment to the Stock Purchase Plan (the "Stock Purchase Plan Amendment") to add 500,000 shares of common stock to the pool of shares available for purchase by employees. Under the Stock Purchase Plan, the Company initially reserved 300,000 shares of common stock for issuance to eligible employees. The Stock Purchase Plan is scheduled to expire on October 31, 2020.

        The Stock Purchase Plan is meant to encourage stock ownership by all eligible employees of the Company so that they may share in the growth of the Company, and it is designed to encourage employees to remain in the employ of the Company. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined under Section 423 of the Code.

        As of April 30, 2014, 87,495 shares of common stock remained reserved for issuance under the Stock Purchase Plan. Under the proposed Stock Purchase Plan Amendment, upon approval, an additional 500,000 shares would be made available for sale under the Stock Purchase Plan, increasing the aggregate number of shares authorized for sale to 800,000 shares. Other than the proposed increase to the share pool, the Stock Purchase Plan Amendment does not make any other changes to the existing Stock Purchase Plan. We currently anticipate that if the Stock Purchase Plan Amendment is approved, the number of shares reserved for issuance under the Stock Purchase Plan will provide us with a sufficient number of shares available for sale for at least the next three years.

        The material terms of the Stock Purchase Plan, as amended by the Stock Purchase Plan Amendment, are summarized below. This summary of the Stock Purchase Plan is not intended to be a complete description of the Stock Purchase Plan, as amended by the Amendment, and is qualified in its entirety by the actual text of the Stock Purchase Plan, as amended by the Amendment, which is attached as Appendix A to this proxy statement. The proposed changes to the Stock Purchase Plan as a result of the Stock Purchase Plan Amendment are set forth in Appendix A.

Material Features of the Stock Purchase Plan, as Amended by the Amendment

        Plan Administration.    The Stock Purchase Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and construe the Stock Purchase Plan and any option granted under it, and such interpretation or construction shall be final unless otherwise determined by the Board of Directors. The Compensation Committee may adopt rules and regulations it deems appropriate for administering the Stock Purchase Plan so long as any such rules and regulations are applied on a uniform basis to all employees under the Stock Purchase Plan.

        Stock Subject to the Stock Purchase Plan.    The stock subject to the options under the Stock Purchase Plan shall be shares of the Company's authorized but unissued common stock or shares of common stock reacquired by the Company, including shares purchased in the open market. Subject to adjustment, the aggregate number of shares of our common stock which may be issued pursuant to Stock Purchase Plan is 800,000.

        Eligibility and Participation.    All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to receive options under the Stock Purchase Plan. In no event may an employee be granted an option if such employee, immediately after the option was granted, would:

  •
  Own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation; or

  •
  Be permitted the right to purchase stock under the Stock Purchase Plan, and under all other employee stock purchase plans, as defined in Section 423(b)(8) of the Code, of the Company and any parent or subsidiary corporations, to accrue at a rate that exceeds $25,000 worth of fair market value of such stock for each calendar year.

        As of April 30, 2014, approximately 139 employees would have been eligible to receive options under the Stock Purchase Plan.

        Offering Periods.    The Stock Purchase Plan provides for offering periods of 24 months commencing on November 1 and May 1 of each calendar year. The Company will designate one or more dates within each offering period on which shares of our common stock may be purchased by participants in an offering period. Unless and until otherwise determined by the Compensation Committee, there shall be four exercise dates occurring on each April 30 and October 31 within each offering period. Unless otherwise specified by the Compensation Committee, a participant may purchase a maximum of 10,000 shares of common stock during an offering period.

        Grant of Options.    On the first business day of each offering period, the Company will grant to each participant in the Stock Purchase Plan an option to purchase shares on the exercise dates for a maximum of 10,000 shares, on the condition that such participant remains eligible to participate in the Stock Purchase Plan on the exercise date.

        Payroll Deductions.    The Stock Purchase Plan permits participants to authorize payroll deductions in an amount not less than 1% but not more than 15% of the participant's total compensation, including base pay or salary and any overtime, bonuses or commissions. If the participant's accumulated payroll deductions on the last date of the offering period would enable the participant to purchase more than the maximum of 10,000 shares, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price shall be promptly refunded to the participant. In the event that there are unused payroll deductions remaining in a participant's account at the end of an exercise date or an offering period by reason of the inability to purchase a fractional share, such payroll deductions shall be carried forward to the next exercise date or offering period.

        Exercise of Options.    Amounts deducted and accumulated by the participant are used to exercise the options granted to the participant. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the exercise date. For each share, the exercise price of the option shall be the lesser of 85% of the average market price of our common stock on the first business day of the offering period and 85% of the average market price of our common stock on the applicable exercise date. Each employee who continues to be a participant on an exercise date within an offering period shall be deemed to have exercised his or her option and shall be deemed to have purchased as many shares as the participant's accumulated payroll deductions will pay for at the exercise price, subject to the 10,000 maximum share limit described above.

        Withdrawal from Participation.    A participant may withdraw from the Stock Purchase Plan (in whole but not in part) at any time prior to the last day of an offering period by delivering a withdrawal notice to the Company. Any participant who withdraws during an offering period will not be permitted to exercise his or her options. An employee who has previously withdrawn may re-enter the Stock Purchase Plan by filing a new authorization at least ten days before the first day of the next offering period in which he or she wishes to participate. The employee's re-entry into the Stock Purchase Plan becomes effective at the beginning of such offering period, provided that he or she is an eligible employee on the first business day of the offering period. A participant's participation in the Stock Purchase Plan will also cease if: the participant ceases to be an eligible employee or the Stock Purchase Plan is terminated.

        Changes in Capitalization and Similar Changes.    In the event of any change in the outstanding shares of our common stock by reason of any reorganization, split-up, liquidation, recapitalization or otherwise, each participant shall be entitled to purchase such number of shares of our common stock or amount of other securities of the Company as were exchangeable for the number of shares of our common stock that such participant would have been entitled to purchase except for such action. The purchase price per share shall be appropriately adjusted to reflect such action. In the event of any stock dividend upon or with respect to shares of stock of the class which shall at the time subject to an option pursuant to the Stock Purchase Plan, each participant exercising such an option shall be entitled to receive the shares as to which the participant is exercising his or her option. In such event, the participant is also entitled to such number of shares of the class or classes in which such stock dividend was declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of such option's exercise. Upon the happening of any of the foregoing events, the class and aggregate number of shares which are subject to options which have been or may be granted under the Stock Purchase Plan shall be appropriately adjusted to reflect the occurrence of the relevant event.

        Acquisition.    The Stock Purchase Plan provides that in the event of an "acquisition" (as defined in the Stock Purchase Plan), the Compensation Committee or the successor board (as defined in the Stock Purchase Plan) shall, with respect to the options outstanding under the Stock Purchase Plan, either: (1) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of our common stock in connection with the acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such successor corporation, or (c) such other securities as the successor board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of our common stock subject to such options immediately preceding the acquisition; or (2) terminate each participant's options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the acquisition of the number of shares of our common stock that the participant's accumulated payroll deductions as of the date of the acquisition could purchase, at an option price determined with reference only to the first business day of the applicable offering period, over (b) the result of multiplying such number of shares by such option price.

        Term of the Stock Purchase Plan.    Unless sooner terminated, the Stock Purchase Plan shall terminate on October 31, 2020. The Stock Purchase Plan may be terminated at any time by the Board of Directors but such termination shall not affect options then outstanding under the Stock Purchase Plan. The Stock Purchase Plan will terminate when all or substantially all of the unissued shares of stock reserved for the purposes of the Stock Purchase Plan have been purchased. The Compensation Committee or the Board of Directors may from time to time adopt amendments to the Stock Purchase Plan provided that, without the approval of the stockholders of the Company, no amendment may (1) increase the number of shares that may be issued under the Stock Purchase Plan; (2) change the class of employees eligible to receive options under the Stock Purchase Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (3) cause Rule 16b-3 under the Exchange Act to become inapplicable to the Stock Purchase Plan.

        Federal Income Tax Consequences.    The following is a general summary of the federal income tax consequences to the Company and to U.S. taxpayers of options purchased under the Stock Purchase Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

        The amounts deducted from a participant's pay under the Stock Purchase Plan are included in his or her compensation that is subject to federal income taxes, and the Company will withhold taxes on these amounts. Generally, a participant will not recognize any taxable income (1) when options are granted pursuant to the Stock Purchase Plan, (2) when the shares of our common stock are purchased under the Stock Purchase Plan or (3) at the beginning or end of any offering period.

        If the participant transfers shares of our common stock received upon the exercise of an option within a period of two years from the beginning of an offering period or one year from the date of receipt of the shares of our common stock (the "holding period"), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value at the end of the offering period over the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such common stock exceeds (is less than) the participant's tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any.

        If the participant transfers the shares of our common stock after the expiration of the holding period, he or she will generally have taxable ordinary income in the year in which the transfer occurs in an amount equal to the lesser of (a) any excess of the fair market value at the beginning of the offering period over the exercise price on that same date, and (b) any excess of the fair market value on the date on which the transfer occurs over the amount paid for the shares of our common stock. The participant will recognize capital gain (or loss) equal to the difference between the fair market value on the date of such transfer and the participant's tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of such transfer.

        Tax Effect for the Company.    We generally will be entitled to a tax deduction for any ordinary income recognized by a participant in respect of options granted pursuant to the Stock Purchase Plan. The participant must remit to the Company an amount sufficient to satisfy all federal (including social security), state, and local withholding taxes incurred in connection with any recognition of ordinary income under the Stock Purchase Plan.

Vote Required for Approval

        The affirmative vote of the holders of a majority of the shares present or represented at the 2014 Annual Meeting, in person or by proxy, and voting on the Stock Purchase Plan is required to approve the Amendment to the Stock Purchase Plan.

Board Recommendation

        The Board recommends that the stockholders vote FOR approval of the Amendment to the Stock Purchase Plan.

PROPOSAL 4—APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

        Our Board is seeking shareholder approval of an amendment to our Certificate of Incorporation which would increase the number of authorized shares of common stock from 100,000,000 to 200,000,000. The proposed Certificate of Amendment to the Certificate of Incorporation (the "Certificate of Amendment") is attached hereto as Appendix B.

        The newly authorized shares of common stock would have the same rights as the currently outstanding shares of our common stock. As of May 15, 2014, 82,820,402 shares of our common stock were issued and outstanding, 1,448,398 shares were subject to outstanding restricted stock unit awards, 6,238,273 options to purchase shares of our common stock were issued and outstanding under our equity compensation plans, 2,228,447 shares of our common stock were reserved for future issuance under our equity compensation plans, and 155,000 shares were reserved for issuance upon the exercise of outstanding stock purchase warrants. Accordingly, 92,890,520 of the 100,000,000 authorized shares of our common stock are currently issued or reserved while 7,109,480 of the authorized shares of our common stock remain available for future issuance.

Reasons for the Increase in Authorized Shares

        The Board believes that the increase in authorized shares would be beneficial for the following reasons:

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  Ensure that an adequate number of shares are available for potential future corporate purposes.  An increase in the number of authorized shares of our common stock enables us to have a sufficient number of shares available for a variety of possible future corporate purposes, including but not limited to raising additional capital through future equity transactions and issuance of stock under existing equity compensation plans. However, we have no plans, arrangements, or understandings to issue any of the newly issued authorized shares for any purpose at this time.

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  Enable equity transactions to raise additional capital.  The availability of additional shares of our common stock will permit us to raise capital through equity transactions. Any such additional capital may be used for a variety of purposes including general corporate and working capital purposes. However, we have no plans, arrangements or understandings for any equity transactions at this time.

Implementation of the Authorized Share Increase

        Following stockholder approval of this proposal, the authorized share increase would be implemented by our filing the Certificate of Amendment with the Secretary of State of the State of Delaware, However, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Board of Directors reserves the right to abandon this proposal and to not file the Certificate of Amendment, even if approved by the stockholders of the Corporation, if the Board of Directors, in its discretion, determines that such amendment is no longer in the best interests of the Corporation or its stockholders.

Vote Required for Approval

        The affirmative vote of shares representing a majority of the voting power of the issued and outstanding common stock as of the record date is required to approve the amendment.

Board Recommendation

        The Board recommends that the stockholders vote FOR the approval of the amendment to the Certificate of Incorporation.

PROPOSAL 5—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2014. We are presenting this selection to our stockholders for ratification at the annual meeting.

        BDO audited our consolidated financial statements for 2013. A representative of BDO is expected to be present at the 2014 Annual Meeting. In addition to having the opportunity to make a statement, the BDO representative will be available to respond to any appropriate questions.

Vote Required for Approval

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2014 Annual Meeting, in person or by proxy, and voting on such ratification. If our stockholders fail to ratify the selection of BDO as the independent registered public accounting firm for 2014, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

        The Board recommends that the stockholders vote FOR ratification of the appointment of BDO as our independent registered public accounting firm for 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than compensation agreements and other arrangements which are described in "Compensation And Other Information Concerning Directors And Officers" beginning on page 22, in 2013 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        In October 2009, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Audit Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Audit Committee is not feasible, the Audit Committee shall consider the related person transaction and, if the Audit Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table sets forth the aggregate fees billed or expected to be billed by BDO for 2013 for audit and non-audit services, including "out-of-pocket" expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2013	2012
Audit Fees(1)	$268,533	$342,300
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$268,533	$342,300

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC. The amount listed for 2012, includes fees paid to BDO for auditing our financial statements for the years ending December 31, 2011 and 2010.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy that requires that all services to be provided by the Company's independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee approved all audit and permitted non-audit services provided by BDO during 2013 pursuant to this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2013, except that Kevin T. Conroy filed a late Form 5 reporting certain gifts of stock and William J. Megan filed a late Form 3.

 OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the 2014 Annual Meeting other than those items stated above. If any other business should come before the 2014 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 24, 2014

        The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/11534/.

Appendix A

AMENDMENT NO. 1
TO
EXACT SCIENCES CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN

        AMENDMENT NO. 1 (the "Amendment"), dated April 29, 2014, to the 2010 Employee Stock Purchase Plan (the "Existing Plan"; as amended hereby, the "Plan"), of EXACT SCIENCES CORPORATION, a Delaware corporation (the "Company").

Statement of Purpose

        The Existing Plan was approved by the Company's Board of Directors on April 15, 2010, and by its stockholders on July 16, 2010, and became effective on such stockholder approval. The Company wishes to amend the Existing Plan to increase the number of shares of the Company's common stock, par value $.01, authorized for issuance under the Plan.

        NOW, THEREFORE, the Existing Plan is hereby amended as follows:

        1.     Capitalized Terms.    All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

        2.     Amendment to Existing Plan.

        "Article 4—Stock Subject to the Plan" is hereby deleted in its entirety and replaced with the following:

          "Article 4—Stock Subject to the Plan. The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is the sum of (i) 300,000 plus (ii) effective upon April 29, 2014 (subject to stockholder approval), 500,000, all subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan."

        3.     Reference to and Effect on the Plan.    The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

        4.     Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

*    *    *

Effective this 29th day of April, 2014.

Appendix B

CERTIFICATE OF AMENDMENT
TO SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EXACT SCIENCES CORPORATION

        EXACT SCIENCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

        FIRST: This Certificate of Amendment amends the provisions of the Corporation's Sixth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation").

        SECOND: Pursuant to the Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends the provisions of the Corporation's Certificate of Incorporation by deleting the first paragraph of Article "FOURTH" and substituting therefor a new first paragraph to read in its entirety as follows:

          "FOURTH The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 205,000,000 shares, consisting of 200,000,000 shares of Common Stock with a par value of $0.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $0.01 per share (the "Preferred Stock")."

        THIRD: This Certificate of Amendment has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this        day of                        , 2014.

EXACT SCIENCES CORPORATION
By:
Name: Title:

ANNUAL MEETING OF STOCKHOLDERS OF EXACT SCIENCES CORPORATION July 24, 2014 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 24, 2014. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.astproxyportal.com/ast/11534/. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect three members of the board of directors to serve for three-year terms as Class II Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board recommends a vote FOR all nominees. O Maneesh K. Arora O James E. Doyle O Lionel N. Sterling 2. Proposal to approve on an advisory basis the compensation of the Company's named executive officers. 3. Proposal to approve the amendment to the 2010 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares. 4. To approve the amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares. 5. Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2014. 6. To transact such other business as may properly come before the annual meeting and any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR EACH OTHER PROPOSAL. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR AND "FOR" EACH OTHER PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20333030300000001000 9 072414 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect three members of the board of directors to serve for three-year terms as Class II Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board recommends a vote FOR all nominees. O Maneesh K. Arora O James E. Doyle O Lionel N. Sterling 2. Proposal to approve on an advisory basis the compensation of the Company's named executive officers. 3. Proposal to approve the amendment to the 2010 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares. 4. To approve the amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares. 5. Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2014. 6. To transact such other business as may properly come before the annual meeting and any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR EACH OTHER PROPOSAL. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF EXACT SCIENCES CORPORATION July 24, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR AND "FOR" EACH OTHER PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20333030300000001000 9 072414 COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 24, 2014. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.astproxyportal.com/ast/11534/. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14475 EXACT SCIENCES CORPORATION Proxy for Annual Meeting of Stockholders July 24, 2014 SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin T. Conroy and Maneesh K. Arora together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Exact Sciences Corporation to be held on Thursday, July 24, 2014, at 10:00 a.m. local time, at the MG&E Innovation Center, 510 Charmany Drive, Room 50, Madison, WI 53719 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 20, 2014, a copy of which has been received by the undersigned. CONTINUED AND TO BE SIGNED ON REVERSE SIDE